UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL OMB Number: 3235-0060 Expires: March 31, 2008 Estimated average burden hours per response.......28.0

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 27, 2006

                    eSpeed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    110 East 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant's telephone number, including area code                 (212) 610-2200

                            N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01:    NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

The information required by this Item 3.01 is included under Item 5.02 below and incorporated by reference herein.

ITEM 5.02:    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 27, 2006, the Board of Directors, Audit Committee and Compensation Committee of eSpeed, Inc. (the ‘‘Registrant’’) appointed Barry Sloane to serve on the Board of Directors, Audit Committee and Compensation Committee of the Registrant.

Mr. Sloane, 51, has been Co-President, and Co-Chief Executive Officer of Century Bancorp, Inc. since April 2006 and Co-President and Co-Chief Executive officer of Century Bank since April 2005. From April 2004 to April 2005, Mr. Sloane was Executive Vice President and Co-Chief Operating Officer for Century Bank and its holding company, Century Bancorp, Inc. From October 2001 to March 2004 he was a Managing Director of Steinberg, Priest and Sloane Capital Management, LLC. Mr. Sloane is a Trustee and Chairman of the Finance Committee of the USS Intrepid Museum Foundation, Trustee, Treasurer and Chairman of the Investment Committee of the Fisher Center for Alzheimer Research Foundation at the Rockefeller University, Trustee of the Beth Israel Deaconess Medical Center, Trustee of the Savings Bank Employees Retirement Association, a Director of the American Skin Association and a member of the Dean's Council of the JF Kennedy School of Government at Harvard University.

With the election of Mr. Sloane, the Registrant has regained compliance with Nasdaq's independent director requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

eSpeed, Inc.

Date: September 27, 2006	By:	/s/ Howard W. Lutnick
Howard W. Lutnick Chairman and Chief Executive Officer